Exhibit 99.1

SeaCube Container Leasing Ltd. Announces Closing of $230 Million “A” Rated Fixed Rate Secured Notes

PARK RIDGE, N.J.--(BUSINESS WIRE)--March 21, 2011--SeaCube Container Leasing Ltd. (NYSE: BOX) announced today that its indirect wholly owned subsidiary, CLI Funding V LLC ("CLIF V”) successfully completed its offering of $230,000,000 Series 2011-1 Fixed Rate Secured Notes ("Series 2011-1 Notes") on March 18, 2011. The Series 2011-1 Notes, rated "A" by Standard & Poor's, were issued at par with an annual interest rate of 4.5%. CLIF V will use the net proceeds of the offering for container purchases and other general business purposes.

Joseph Kwok, Chief Executive Officer of SeaCube, commented, "We are pleased by the financial community’s positive response to SeaCube’s first offering of secured notes since 2006. The successful offering, which was completed under favorable terms, highlights the Company’s stable business model and strong future prospects. This transaction will further support SeaCube’s plans for continued fleet expansion and earnings growth.”

The notes were offered within the United States only to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and to persons outside the United States in compliance with Regulation S under the Securities Act. The notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

About SeaCube Container Leasing Ltd.

SeaCube Container Leasing Ltd. is one of the world’s largest container leasing companies based on total assets. Containers are the primary means by which products are shipped internationally because they facilitate the secure and efficient movement of goods via multiple transportation modes, including ships, rail, and trucks. The principal activities of our business include the acquisition, leasing, re-leasing, and subsequent sale of refrigerated and dry containers and generator sets. We lease our containers primarily under long-term contracts to a diverse group of the world’s leading shipping lines. As of December 31, 2010, we employed 75 people in seven offices worldwide and had total assets of $1.1 billion. We own or manage a fleet of 520,113 units, representing 819,184 twenty-foot equivalent units (TEUs) of containers and generator sets.

Safe Harbor

Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as ‘‘outlook,’’ ‘‘believes,’’ ‘‘expects,’’ ‘‘potential,’’ ‘‘continues,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘predicts,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘target,’’ ‘‘projects,’’ ‘‘contemplates’’ or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates, and expectations in light of information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy, and liquidity. For a discussion of such risks and uncertainties, see “Risk Factors” included in our Annual Report on Form 10-K. Furthermore, SeaCube is under no obligation to update or alter any of the forward-looking statements contained in this press release as a result of new information, future events or otherwise, unless required by law.

CONTACT:
Investors:
SeaCube Container Leasing Ltd.
David Doorley, 201-391-0800